Exhibit 99.4

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 INTERNET—Visit www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM Eastern Time on November 16, 2026. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. It must be received by November 16, 2026. GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 00030003000000000000 8 111926 COMPANY NUMBER ACCOUNT NUMBER SPECIAL MEETING OF SHAREHOLDERS OF LINCOLN BANCORP November 19, 2026 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LINCOLN MERGER PROPOSAL AND THE LINCOLN ADJOURNMENT PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Lincoln Merger Proposal – a proposal to approve the merger agreement, by and among Equity, Merger Sub, and Lincoln, pursuant to which, subject to the terms and conditions contained therein (i) Merger Sub will merge with and into Lincoln, with Lincoln surviving as a wholly owned subsidiary of Equity and (ii) immediately thereafter, and as part of the same overall transaction, Equity will cause Lincoln to be merged with and into Equity, with Equity surviving such merger. 2. Lincoln Adjournment Proposal – a proposal to approve one or more adjournments of the Lincoln Special Meeting to a later date or dates, if the board of directors of Lincoln determines such an adjournment is necessary to permit further solicitation of additional proxies in favor of the Lincoln Merger Proposal. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED. FOR AGAINST ABSTAIN CONTROL NUMBER

014475 LINCOLN BANCORP PROXY VOTING INSTRUCTIONS TO TRUSTEE OF THE LINCOLN BANCORP EMPLOYEE STOCK OWNERSHIP PLAN The undersigned, a participant or beneficiary of the Lincoln Bancorp Employee Stock Ownership Plan (“ESOP”), hereby directs John Michael Maier of Professional Fiduciary Services, LLC, solely in his capacity as trustee of the ESOP and not in his individual or corporate capacity (the “Trustee”), to vote, as designated below, all the shares of Class A common stock of Lincoln Bancorp that are allocated to the account of the undersigned in the ESOP as of December 31, 2025, (the “Allocated Shares”) at the special meeting of shareholders of Lincoln Bancorp (“Lincoln”) to be held November 19, 2026, and at any and all adjournments thereof in the manner set forth below. The undersigned further designates the Trustee to make an election for the Allocated Shares in accordance with the instructions below. THE TRUSTEE WILL KEEP YOUR PROXY VOTING INSTRUCTIONS STRICTLY CONFIDENTIAL. THE TRUSTEE WILL VOTE THE ESOP SHARES IN AGGREGATE, BASED UPON THE TABULATION OF ELECTIONS MADE BY YOU AND OTHER ESOP PARTICIPANTS AND BENEFICIARIES. LINCOLN WILL NOT HAVE ANY ACCESS TO YOUR SUBMITTED VOTING INSTRUCTIONS. (Continued and to be signed on the reverse side) 1.1